Exhibit 2.7

CEDAR FAIR, L.P.
2011 Annual Report on Form 10-K
Item 15(A.3)
FIRST AMENDMENT TO
ASSET PURCHASE AGREEMENT
This FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this "Amendment") is entered into as of November 15, 2011 the “Effective Date”), by and among, on the one hand, CEDAR FAIR, L.P., a Delaware limited partnership (“Cedar Fair”), CEDAR FAIR SOUTHWEST INC., a Delaware corporation and a subsidiary of Cedar Fair (“Southwest”), and MAGNUM MANAGEMENT CORPORATION, an Ohio corporation and a subsidiary of Cedar Fair (“Magnum” and together with Cedar Fair and Southwest, “Sellers”), and, on the other hand, JMA VENTURES, LLC, a California limited liability company (“Buyer”).
r e c i t a l s :
A.Sellers and Buyer entered into that certain Asset Purchase Agreement dated as of September 16, 2011 (the "Agreement"), relating to the purchase and sale of Assets and Assumed Liabilities associated with the business commonly known as California's Great America situated at 4701 Great America Parkway, Santa Clara, California.
B.Seller and Buyer now desire to amend the Agreement to extend the Due Diligence Period.
C.All capitalized terms not otherwise specifically defined in this Amendment shall have meanings ascribed to such terms in the Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.Due Diligence Period. The definition of the term “Due Diligence Period” is hereby amended as follows:
““Due Diligence Period” shall mean the period commencing on the Effective Date and ending at 5:00 PM Pacific Standard Time on November 17, 2011.”
Accordingly, pursuant to Section 1.6(a) of the Agreement, the Commitment Date will be November 18, 2011.

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1.Effect of This Amendment. Except as amended and/or modified by this Amendment, the Agreement is hereby ratified and confirmed and all other terms of the Agreement shall remain in full force and effect, unaltered and unchanged by this Amendment. In the event of any conflict between the provisions of this Amendment and the provisions of the Agreement, the provisions of this Amendment shall prevail. Whether or not specifically amended by the provisions of this Amendment, all of the terms and provisions of the Agreement are hereby amended to the extent necessary to give effect to the purpose and intent of this Amendment.
2.Governing Law. This Amendment shall be governed by, construed and enforced in accordance with the laws of the State of California.
3.Estoppel. Each party acknowledges and agrees that as of the date hereof: (a) the other party is not in breach or default of any of its obligations or covenants under or pursuant to the Agreement, and (b) neither party has any claim or cause of action against the other party relating to the Property or the Agreement.
4.Counterparts; Electronic Transmission of Signatures. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together will constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Amendment attached thereto. For purposes of this Amendment, a signature or signatures delivered by email, facsimile, telecopy or other form of electronic transmission shall be deemed to be an original signature or signatures.

[signatures appear on following page]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

SELLERS	BUYER
CEDAR FAIR, L.P., a Delaware limited partnership By: CEDAR FAIR MANAGEMENT, INC., its general partner /s/ Matthew A. Ouimet____________ Name: Matthew A. Ouimet Title: President	JMA VENTURES, LLC, a California limited liability company By: /s/ Todd A. Chapman_____________ Todd A. Chapman, President

CEDAR FAIR SOUTHWEST INC., a Delaware corporation By: /s/ Matthew A. Ouimet____________ Name: Matthew A. Ouimet Title: President

MAGNUM MANAGEMENT CORPORATION, an Ohio corporation By: /s/ Matthew A. Ouimet____________ Name: Matthew A. Ouimet Title: President

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